UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

WisdomTree, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to:

Sean M. Donahue

Andrew H. Goodman

Goodwin Procter LLP

1900 N Street NW

Washington, DC 20036

(202) 346-4207

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On April 12, 2023, WisdomTree, Inc. issued a press release confirming receipt of director nominations from ETFS Capital Limited. A copy of the press release is set forth below.

WisdomTree Confirms Receipt of Director Nominations from ETFS Capital

No Stockholder Action Required at This Time

WT Consistently Generates Strong Results, Recently Surpassing $90 Billion in Global AUM and Achieving 10th Consecutive Quarter of Net Inflows

NEW YORK, April 12, 2023 (BUSINESS WIRE) – WisdomTree, Inc. (NYSE: WT) (“WisdomTree” or the “Company”), a global financial innovator, today confirmed receipt of notice from WisdomTree stockholder ETFS Capital Limited (“ETFS Capital”) of its intent to nominate three individuals to stand for election to the Company’s Board of Directors (“Board”) at WisdomTree’s 2023 Annual Meeting of Stockholders (“2023 Annual Meeting”).

Frank Salerno, Chair of the WisdomTree Board of Directors said, “For some time now, we have been engaging with ETFS Capital and its Chairman, Graham Tuckwell, in a good faith effort to avoid a distracting and costly proxy contest. We have met with ETFS Capital multiple times in the past month, and regularly since the beginning of 2022, to try to understand their concerns and intentions. In an effort to take control of WisdomTree, Mr. Tuckwell demanded that our Board agree to replace four incumbent directors with three new directors of his own choosing and one director mutually agreed upon, all while refusing to disclose whom he wished to add. Given WisdomTree’s strong operating results, strong stock performance and recent stock upgrade by UBS, we view this level of wholesale Board change as unjustified and an unwarranted risk to our stockholders. We have completed a significant level of Board refreshment over the past few years, and our current Board members possess extensive experience relevant to WisdomTree’s business strategy, including global financial, accounting and compliance expertise, and many years in senior leadership positions in the investment management and financial services industry.”

Mr. Salerno continued, “Contrary to Mr. Tuckwell’s misleading claims, WisdomTree’s strategy is clearly leading to strong performance results. In fact, we announced yesterday that we have surpassed $90 billion in global AUM for the first time and achieved our 10th consecutive quarter of net inflows. Additionally, WisdomTree stock outperformed the market and was a top performing stock in relation to its identified peer group of traditional asset managers in 2022 and YTD 2023.”

Mr. Salerno concluded, “Despite repeatedly articulating to Mr. Tuckwell our willingness to review possible new directors and consider their suitability and ability to add value to the Board, he refused to identify the director nominees he had in mind. He continued to demand that the Board first agree to the extreme and self-serving ‘framework’ he proposed, asking in effect for a blank check to change the composition of the Board to suit his own preferences. Mr. Tuckwell continues to put his own personal agenda above the interests of all WisdomTree stockholders. Nevertheless, the Board will continue to follow its established protocols to evaluate the Board nominees that ETFS Capital has finally divulged and will continue to, in accordance with our fiduciary duty, act in the best interests of all stockholders.”

The Board and its Nominating and Governance Committee will present the Board’s recommendation regarding director nominees in the Company’s definitive proxy statement, which will be filed with the U.S. Securities and Exchange Commission (“SEC”) and mailed to all WisdomTree stockholders eligible to vote at the 2023 Annual Meeting. The date of the 2023 Annual Meeting has not yet been announced. WisdomTree stockholders are not required to take any action at this time.

Advisors

BofA Securities is serving as financial advisor, and Goodwin Procter LLP is serving as legal counsel to WisdomTree. Innisfree M&A is serving as proxy solicitor and H/Advisors Abernathy is serving as strategic communications advisor.

About WisdomTree

WisdomTree is a global financial innovator, offering a well-diversified suite of exchange-traded products (ETPs), models and solutions. We empower investors to shape their future and support financial professionals to better serve their clients and grow their businesses. WisdomTree is leveraging the latest financial infrastructure to create products that provide access, transparency and an enhanced user experience. Building on our heritage of innovation, we are also developing next-generation digital products and structures, including digital funds and tokenized assets, as well as our blockchain-native digital wallet, WisdomTree Prime™.

WisdomTree currently has approximately $91.5 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

Cautionary Statement Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” and similar expressions. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, the impact and contributions of the slate of director nominees WisdomTree intends to nominate, and WisdomTree’s ability to achieve its financial and business plans, goals and objectives and drive stockholder value, including with respect to its future operating results, stock performance, global AUM and net inflows, and other risk factors discussed from time to time in WisdomTree’s filings with the SEC, including those factors discussed under the caption “Risk Factors” in its most recent annual report on Form 10-K, filed with the SEC on February 28, 2023, and in subsequent reports filed with or furnished to the SEC. WisdomTree assumes no obligation and does not intend to update these forward-looking statements, except as required by law, to reflect events or circumstances occurring after today’s date.

Important Additional Information and Where to Find It

WisdomTree intends to file a proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from WisdomTree stockholders for WisdomTree’s 2023 Annual Meeting. WISDOMTREE STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ WISDOMTREE’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), ACCOMPANYING WHITE PROXY CARD, AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents that WisdomTree files with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on WisdomTree’s Investor Relations website at https://ir.wisdomtree.com/sec-filings or by contacting Jeremy Campbell, Head of Investor Relations, at jeremy.campbell@wisdomtree.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants in the Solicitation

WisdomTree, its directors and certain of its executive officers may be deemed participants in the solicitation of proxies from WisdomTree stockholders by WisdomTree in connection with matters to be considered at WisdomTree’s 2023 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of WisdomTree’s directors and executive officers, in WisdomTree is included in WisdomTree’s definitive proxy statement on Schedule 14A for its 2022 annual meeting of stockholders, filed with the SEC on June 10, 2022, WisdomTree’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023, and in WisdomTree’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of WisdomTree’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership of Securities on Form 3, Statements of Changes in Beneficial Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership of Securities on Form 5. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in WisdomTree will be set forth in WisdomTree’s definitive proxy statement for WisdomTree’s 2023 Annual Meeting and other relevant documents to be filed with the SEC, if and when they become available.

Contact Information

Investor Relations

WisdomTree, Inc.

Jeremy Campbell

+1.646.522.2602

Jeremy.campbell@wisdomtree.com

or

Innisfree M&A Incorporated

Jonathan Salzberger / Scott Winter

+1.212.750.5833

jsalzberger@innisfreema.com / swinter@innisfreema.com

Media Relations

WisdomTree, Inc.

Jessica Zaloom

+1.917.267.3735

jzaloom@wisdomtree.com / wisdomtree@fullyvested.com

or

H/Advisors Abernathy

Jeremy Jacobs / Dana Gorman

+1.202.774.5600 / +1.212.371.5999

jeremy.jacobs@h-advisors.global / dana.gorman@h-advisors.global